EXHIBIT 10.1


                                DATAMEG CORP.

                             STOCK OPTION AGREEMENT

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER (A) BY ANYONE IN ANY JURISDICTION IN WHICH THE COMPANY IS NOT QUALIFIED TO MAKE SUCH AN OFFER; (B) TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER; OR (C) IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION OF THE SECURITIES, DEFINED BELOW. THE OPTIONS AND THE SHARES OF THE COMPANY'S COMMON STOCK SUBJECT TO SUCH OPTIONS, SOMETIMES REFERRED TO HEREIN AS THE "SECURITIES," HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATES; AND ARE BEING OFFERED AND SOLD IN RELIANCE ON CERTAIN EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") AND NO REGULATORY BODY HAS PASSED UPON OR ENDORSED THE ACCURACY, ADEQUACY OR COMPLETENESS OF THIS AGREEMENT OR THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THIS AGREEMENT AND AVAILABLE INFORMATION CONCERNING THE OFFERING, INCLUDING THE MERITS OF, AND RISKS INVOLVED IN, ACQUIRING THE SECURITIES. THE SECURITIES CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Execution of this Agreement by the Subscriber shall constitute an agreement by the Subscriber that it is accepting the Options set forth in Section 1 hereof as consideration for certain services rendered to the Company on the terms and conditions specified herein. By executing this Agreement, the Subscriber acknowledges, accepts and agrees to be bound by all the terms contained in this Agreement.

1. Grant of Options. In consideration of the above referenced consulting service to the Company and for other good and valuable consideration, the Company grants to the Subscriber the option to purchase One Million-Two-Hundred-Sixty-Six-Thousand-Six- Hundred-Sixty-Seven (1,266,667) shares of the Company's Common Stock (the "Shares") for the Option Price set forth in Paragraph 2 hereof and in accordance with the terms and conditions of this Agreement including the vesting conditions outlined in the attached Schedule 1.

2. Option Price. The purchase price of the Shares subject to the Options shall be $0.03 per share.

3. Subscription Procedure and Consideration for Shares.

a. The Subscriber hereby subscribes for the Options in consideration for the Subscriber's services to the Company, as described above.

b. Concurrent with execution of this Agreement, Subscriber shall execute and deliver to the Company a copy of this Agreement.

4. Manner of Exercise. The Options or any portion of these options shall be exercised only in accordance with the provisions of this Agreement. The person exercising the Options shall give to the Company a written notice that shall:
(i) state the number of Shares with respect to which the Options are being exercised; and (ii) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Options. On the date specified in such written notice, the Company shall accept payment for the Shares being purchased in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Company and shall deliver to the person or persons exercising the Options in exchange therefore an appropriate certificate or certificates for fully paid non-assessable Shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Options shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Options and not yet acquired pursuant thereto. The person who exercises the Options shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for or in connection with, the distribution of any such Shares, and shall make such other representation, warranties, acknowledgments, and affirmations, if any, as the Company may require. In such event, the person acquiring such Shares shall be bound by the provisions of an appropriate legend that shall be endorsed upon the certificate(s) evidencing his or her Shares issued pursuant to such exercise. The Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

5. Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized by un-issued shares or issued shares that have been reacquired by the Company. Such shares shall be fully paid and non-assessable.

6. Rights of Shareholders. The Subscriber shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Options unless and until certificates representing such shares shall have been issued by the Company to the Subscriber.

7. Exercise and Duration of Options; Termination & Resignation. Except as specified below, the Options may be exercised at any time; the Options shall expire on the two-year anniversary of the exercise date.

8. Transfer of Options. Unless otherwise permitted by applicable laws and approved in advance by the Company, the Options shall not be transferable by the Subscriber and shall be exercisable, during the Subscriber's lifetime, only by such Subscriber or, in the event of the Subscriber's incapacity, his guardian or legal representative. Except as otherwise permitted herein, the Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted there under contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon an option or such rights, shall be null and void. This Section 8 shall not however, prevent transfers by will or by the applicable laws of descent and distribution.

9. Shares to be Reserved; Registered. The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement. The Company argues to file a registration statement covering the shares of stock underlying this option within 30 days of the exercise date.

10. Subscriber's Representations, Warranties and Covenants. The Subscriber represents and warrants, and covenants with, the Company as follows:

a. The Subscriber is purchasing the Securities solely for his, her or its own account, for investment purposes only and not with an intent to divide its participation with others or to resell or otherwise dispose of all or any part of such investment.

b. The Subscriber will be the beneficial owner of the Securities standing in Subscriber's name.

c. The Subscriber has been furnished with sufficient written and oral information about the Company to allow it to make an informed investment decision prior to purchasing the Investment and has been furnished access to any additional information that he or she may require.

d. The Subscriber is fully familiar with the business to be conducted by the Company and with the Company's use and proposed use of the proceeds from the sale of Securities.

e. The Subscriber has adequate means of providing for its current needs and contingencies and has no need for liquidity in its Investment.

f. The Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Investment.

g. The Subscriber is able to bear the economic risk of losing his, her or its entire Investment.

h. The Subscriber has a pre-existing relationship with the Company or a member of its Board of Directors, which enables Subscriber to be aware of the character and general business and financial circumstances of the Company and its management.

i. The Subscriber is knowledgeable and has experience concerning investments of the type represented by the Investment.

j. The Subscriber's overall financial commitment to investments that are not readily marketable is not disproportionate to its net worth, and the Investment will not cause its overall commitment to be excessive.

k. The Subscriber acknowledges and is aware that: (i) THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, OR BY ANY STATE SECURITIES AGENCY, THE SECURITIES ARE A SPECULATIVE INVESTMENT WHICH INVOLVE MATERIAL RISK OF LOSS OF THE SUBSCRIBER'S ENTIRE INVESTMENT, AND THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES; (ii) the Securities have not been registered under the Act; or under the securities laws of any state or other jurisdiction, and there will be no public market for the Securities until such time the shares are so registered; and (iii) it may not be possible for the Subscriber to liquidate or transfer the Securities.

l. The Subscriber agrees to hold the Company, its agents and managers, and its and their respective successors and assigns, harmless and to indemnify them against all liabilities, costs and expenses (including income taxes) incurred by them as a result of any sale or distribution by the Subscriber in violation of the Act or any state securities laws. All representation, warranties and indemnities made by the Subscriber with reference to the Act shall be deemed to be equally applicable in connection with all applicable state securities laws.

m. As set forth in Section I above, the Subscriber understands that the Securities have not been registered under the Act, or under any state or other securities laws, on the grounds that the sale of the Securities to the Subscriber is exempt from registration. The Subscriber further acknowledges that reliance on such exemptions is, in part, based upon the foregoing representations, warranties and covenants of the Subscriber.

11. Survival of Representation, Warranties, Covenants and Agreements. The representation, warranties, covenants and agreements contained herein shall survive the delivery of, and the payment for, the Securities.

12. Notices. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing and shall be either hand-delivered or sent by recognized overnight express, courier service or by United States mail (registered or certified, return receipt requested) to the parties at the following addresses: (i) if to Company, in care of its President (or the President's delegate, in the President's absence, addressed to the Company's principal place of business and (ii) if to the subscriber, to the address appearing below, or to such other address as may be designated by the Subscriber in writing in accordance with this Section. Notice shall be deemed effective upon receipt or within three (3) days after deposit in the United States mail (properly addressed, with postage prepaid thereon), whichever is earlier.

13. General Provisions. This Agreement shall be binding upon and shall inure to the benefit of the parties and then, respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties may not be assigned by any party without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions. The waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

Executed and acknowledged by the Subscriber as of the 7th day of March, 2003.

SUBSCRIBER:


Signature:  /s/ William B. Brantley
------------------------------------

Print Name:  William B. Brantley




The foregoing subscription for Options to purchase 1,266,667 Shares of Common Stock of DataMEG Corp. is hereby accepted as of this 7th day of March, 2003.

DATAMEG CORP    By: /s/ Andrew Benson, President
                 -------------------------------
                 Andrew Benson, President